Exhibit 99.1

POWER SUPPLY AGREEMENT

BETWEEN

AMEREN ENERGY MARKETING COMPANY

AND

AMERENENERGY RESOURCES GENERATING COMPANY

DATED DECEMBER 18, 2006

Power Supply Agreement
Between
Ameren Energy Marketing Company
And
AmerenEnergy Resources Generating Company

This Power Supply Agreement (referred to as the "Agreement"), entered into this 18th day of December, 2006, by and between Ameren Energy Marketing Company (“Buyer”), and AmerenEnergy Resources Generating Company (“Seller”), where Buyer and Seller shall be referred to herein collectively as “Parties” and individually as a “Party.”

WITNESSETH THAT:

WHEREAS, Seller is a wholly-owned subsidiary of Central Illinois Light Company and has been authorized to sell power at market-based rates; and

WHEREAS, Buyer is a power marketer that has been authorized to sell power at market-based rates; and

WHEREAS, Seller has a fleet of coal and gas fired generating units which currently has a total generating capacity of approximately 1,150 MW that operate throughout the state of Illinois (“Seller’s Generation Fleet”); and

WHEREAS, the Buyer desires to obtain rights to the capacity and energy from the Seller’s Generation Fleet pursuant to the terms and conditions of this Agreement in order to, among other things sell the capacity and energy into the market using Buyer’s market based rate authority; and

WHEREAS, the Parties hereto desire to establish herein the terms and conditions under which Buyer shall procure the capacity and energy from Seller throughout the term of this Agreement.

NOW, THEREFORE, in consideration of the premises and provisions of this Agreement and in consideration of the mutual agreements and undertakings of the Parties, the Parties do hereby agree that the terms and provisions of the Articles and Sections shall read in their entirety as follows:

Article I
Term

1.1  Except as otherwise provided in Section 7.6, this Agreement shall be effective as of the date set forth above and deliveries shall commence January 1, 2007 and shall continue through December 31, 2022 and from year to year thereafter unless either Party elects to terminate by providing the other Party with no less than six (6) months advanced written notice of its desire to terminate.

Article II
Delivery Point and Transfer of Title

2.1  Seller shall sell and deliver and the Buyer shall purchase and receive energy at the high side of each generator bus of the Seller’s Generation Fleet (“Delivery Point”). All energy delivered hereunder shall be metered as three phase, 60 hertz at the high side of the step-up transformer. The Buyer shall arrange and be responsible for all transmission services and costs relative to the capacity and associated energy Buyer schedules at and from the Delivery Point.

2.2 Title to and risk of loss related to Buyer’s capacity and associated energy purchased hereunder shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that it will deliver to Buyer such capacity and energy free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any person arising prior to the Delivery Point.

Article III
Quantity and Scheduling

3.1  Seller agrees to sell and Buyer agrees to purchase all of the capacity available from the Seller’s Generation Fleet and such amount of associated energy from Seller. Seller also agrees to provide to Buyer, in addition to capacity and energy, ancillary services that Seller has not directly sold to another third party. Before any of its ancillary services are sold to a third party, Seller shall consult with Buyer and shall offer to sell to Buyer any such ancillary services. Buyer and Seller shall discuss the appropriate charges and billing procedures for such ancillary services, and if necessary shall amend this agreement accordingly.

3.2 For planning purposes, sixty (60) days prior to the commencement of each calendar year during the term of this Agreement or at such other times as may be appropriate, the Parties shall determine in accordance with Section 3.3 below the total available MW of capacity and energy which Seller anticipates the Seller’s Generation Fleet shall be capable of providing (“Net Generation Capability”) during the next succeeding calendar year or during the time period remaining until the next determination of Net Generation Capability. Should the Parties fail to agree to a reasonable value for the Net Generation Capability for the next succeeding calendar year, the prior year’s determination shall be used.

3.3 In determining the Net Generation Capability of the Seller’s Generation Fleet, the Parties shall review the actual performance experience of the Seller’s Generation Fleet for the past calendar year and determine by mutual agreement a reasonable value for the Net Generation Capability of the Seller’s Generation Fleet for the next succeeding calendar year or during the time period remaining until the next calendar year determination. The Parties shall give due consideration to pollution control restrictions, the effect of any outage time required for expected replacements, extensions, and improvements or major maintenance of an unusual nature which is in excess of four weeks' duration which would affect the daily capability of the Seller’s Generation Fleet and any other factors as may be reasonably determined by the Parties to have an impact on the Net Generation Capability of the Seller’s Generation Fleet.

3.4 Unless otherwise agreed to by the Parties, the scheduling of energy shall be in accordance with the following:

(a) Seller shall provide to Buyer notice of the amount of hourly capacity it has available (“Hourly Available Capacity”) to sell for next day delivery during a morning generation conference call which will be held at 0700 CPT each day.  Seller shall provide such prior notice to Buyer so that Buyer may schedule the generation into the MISO Day Ahead (DA) market (which currently closes at 1100 EST) or into another market on the business day prior to the next delivery day that quantity of associated energy Buyer needs to sell into the applicable market for next day delivery. Seller should also provide, via an electronic means made available by the Buyer, the Hourly Available Capacity to the Buyer by 0800 CPT.  Further, the Seller shall make all efforts to immediately notify the Buyer prior to the closing of the MISO DA market as to changes following the 0800 CPT electronic declaration that will affect the next day deliverability so the Buyer may update the next day schedule.

(b) Seller shall immediately notify Buyer via a phone call of any change in the amount of capacity it has available on an intra-day basis so that Buyer may adjust Buyer’s energy schedule accordingly for  both the current and next hour delivery.

(c) In addition to the quantity of energy Seller indicated would be available to Buyer for next day delivery, Buyer shall use commercially reasonable efforts to schedule, no later than  thirty  minutes prior to the start of the next clock hour, that quantity of additional energy that Seller timely indicates to Buyer will become available for next hour delivery.

(d) All energy shall be scheduled for delivery in whole megawatts. Seller shall be excused from its obligation to deliver and shall not be obligated to operate any unit or units within the Seller’s Generation fleet for delivery of energy hereunder where the amount of energy scheduled by Buyer cannot be delivered by operating one or more of the units in the Seller’s Generation Fleet at or above the minimum run requirement for such unit or units (“Minimum Run Requirement”). Seller shall provide reasonable notice to Buyer when Buyer fails to schedule a sufficient amount of energy to satisfy the Minimum Run Requirement.

Article IV
Pricing

4.1 Energy Charge: For each MWh of associated energy delivered by Seller and purchased by Buyer during the month of delivery, Buyer shall pay an Energy Charge equal to the amount calculated in accordance with the following formula:

Energy Charge = (Buyer’s Monthly Net Revenues - Monthly Capacity Charge) / Total Energy Purchased by Buyer

Where:

Buyer’s Monthly Net Revenues = Buyer’s Total Revenues less Buyer’s Expenses.

Buyer’s Total Revenues = Buyer’s gross revenues less any gross revenues associated with activities not supported in whole or in part by Seller’s generation or the generation owned and operated by Ameren Energy Generating Company (“AEG”).

Buyer’s Expenses = All administrative and general, transmission, purchased power or other expenses less those expenses not supporting in whole or in part the gross revenues associated with Seller’s generation or the generation owned and operated by AEG.

Monthly Capacity Charge = the capacity charge assessed by Seller to Buyer each month for capacity purchased pursuant to this Agreement and by AEG for capacity purchased pursuant to the Power Supply Agreement between Buyer and AEG dated December 18, 2006.

Total Energy Purchased by Buyer = the total MWhs of energy purchased by Buyer from Seller and Seller’s affiliate AEG.

4.2 Monthly Capacity Charge: Buyer shall also pay a Monthly Capacity Charge, which shall be calculated in accordance with Attachment A. If accounting information is not available to exactly determine the Monthly Capacity Charge by the invoicing deadline for a given month, the Monthly Capacity charge will be estimated in a commercially reasonable manner and adjusted to actual on the following month’s invoice.

Article V
Billing and Payment

5.1  By the twentieth business day of the month immediately following the month of service, Seller shall render to Buyer an invoice indicating the Energy Charge and the Monthly Capacity Charge for such month of delivery and any credit or assessment to reflect any adjustment needed to rectify differences between the estimated Monthly Capacity Charge and the actual Monthly Capacity Charge for prior months of delivery. Buyer shall make payment promptly upon the receipt of such statement, and, in any event, no later than the 25th day of the month in which such invoice is rendered, provided, however, such due date shall be extended by the number of days Seller is late in rendering the invoice.

5.2 Seller shall keep complete and accurate records, meter readings and memoranda of its operations and costs for the Seller’s Generation Fleet and the sale of its capacity and energy under this Agreement and shall maintain such data for a period of at least five (5) years after the completion of each billing month of this Agreement. In addition to the right of Buyer to review certain costs sixty (60) days prior to the end of the first calendar year and each calendar year thereafter as set forth in Article IV, Buyer shall have the right, at its own expense and during reasonable hours, to examine the records of Seller to enable it to determine the accuracy and reasonableness of payments made for energy and capacity purchased under this Agreement. Such right shall continue for two (2) years after receipt of each monthly billing statement. Buyer shall have the right to dispute any billing up to two (2) years after it is rendered. Buyer shall likewise make available to Seller any statements, invoices or other documents evidencing the quantity of energy delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, Seller shall promptly revise such statement and the Party owing the adjusted amount shall promptly make payment.

Article VI
Operations

6.1 Metering: Seller shall own and maintain such metering equipment as may be necessary to provide complete information regarding the delivery of capacity and energy to or for the account of Buyer at the Delivery Point. Seller shall make such periodic tests and inspections of its meters as may be necessary to maintain them at the highest practical commercial standard of accuracy, and shall advise Buyer promptly of the results of any such test showing an inaccuracy of more than 1 percent. Seller shall make additional tests of its meters at the request of Buyer. Buyer shall be given notice of, and may have representatives present at, such tests and inspections. If any periodic or additional test shows that a meter is within 1 percent of accuracy, no correction shall be made in billings; but if any test shows that the meter is inaccurate by more than 1 percent, a correction shall be made in the billing for one-half the elapsed period since the last test was made. The cost of any additional test requested by Buyer shall be borne by Buyer if such test shows the meter to be within 1 percent of accuracy, and by Seller if such test shows it to be inaccurate by more than 1 percent.

6.2 Winter Operations: The Parties recognize that there may be some units within the Seller’s Generation Fleet that operate primarily during the months of April through October of each year. The Parties further recognize that additional costs may be incurred in order to commence operations of certain units during the winter season after cessation of operations for a time, and that certain modifications to such units such as installation of inlet air de-icing equipment may be needed. Upon Buyer’s request, Seller shall provide Buyer an estimate of such additional costs for the modifications necessary for winter operations. Should Buyer agree to incur the additional costs and/or to pay the costs for necessary modification, Seller shall make such necessary modifications. The additional fixed costs of such modifications upon their completion shall be included in Monthly Capacity Charge.

6.3 Operating Committee: Seller and Buyer shall appoint one or more members to an Operating Committee, which shall have the authority to establish normal system control procedures, and to act in matters relating to the sale and purchase of capacity and energy under this Agreement, in addition to specific authority set out elsewhere in this Agreement. The Operating Committee shall have no authority to modify the terms or conditions of this Agreement except pursuant to Section 8.9. All decisions of the Operating Committee shall be unanimous and shall be set forth in writing, with copies to be delivered to each Party. Buyer shall also aid in providing guidance to Seller relative to other matters arising under this Agreement. All recommendations or determinations of the Operating Committee shall conform to good utility practice. In the event that the Operating Committee members cannot agree on such matters for which this Agreement requires the Operating Committee’s approval, the Seller may seek resolution of the question or controversy by arbitration pursuant to Section 8.4; provided, however, no initial meeting prior to initiating arbitration procedures shall be required.

6.4.  Construction and Operating Plans: Seller agrees to operate and maintain the Seller’s Generation Fleet so that the total net megawatts deliverable from the Seller’s Generation Fleet shall be at its highest level possible consistent with safe, prudent and efficient operation and the requirements of Buyer. By September 1 of each year, Seller shall submit to the Operating Committee Seller’s proposed construction and operating plans, and any proposed plans for retirement of any unit or units within the Seller’s Generation Fleet for the next calendar year.

6.5  Scheduled Maintenance: On or before September 1 of each year, Seller shall provide to the Operating Committee its schedule of planned maintenance outages for the following calendar year.

Article VII
Events of Force Majeure and Default

7.1 Force Majeure Definition: As used in this Agreement, an Event of Force Majeure means an event or circumstances which prevents one Party (the Claiming Party) from performing its obligations or causes delay in the Claiming Party’s performance under this Agreement, which event is beyond the reasonable control of, and is not the result of the negligence of the Claiming Party, and which, even with the exercise of due diligence or use of good utility practice, the Claiming Party is unable to overcome or avoid or cause to be avoided, such as, but not limited to acts of God; fire; flood; earthquake; war; riots; requirements, actions or failure to act on the part of governmental authorities; adoption or change in any law, regulation, statute, rule or regulation imposed by federal, state or local governmental bodies, including, without limitation, a change in the interpretation thereof; or any lawful order by any court or administrative agency. Interruptions or curtailment of (i) non-firm transmission by Buyer’s transmission provider or (ii) interruptible transportation by Seller’s natural gas pipeline shall not constitute Events of Force Majeure.

7.2  Excused Performance: Except for obligations to make any payments under this Agreement, the Parties shall be excused from performing their respective obligations if and to the extent that they are unable to so perform or are prevented from performing by a Force Majeure, provided that (1) the non-performing Party, as promptly as practicable after the Party reasonably determines that a Force Majeure event has occurred, gives the other Party written notice describing the particulars of the occurrence; (2) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure; (3) the non-performing Party uses due diligence to remedy its inability to perform; and (4) as soon as the non-performing Party is able to resume performance of its obligations excused as a result of the occurrence, it gives prompt written notification thereof to the other Parties. Seller’s failure to deliver unit firm capacity and associated energy scheduled by Buyer shall be excused, in addition to an Event of Force Majeure, in the event that any one or more units of the Seller’s Generation Fleet is unavailable as a result of a Forced Outage (as defined in the NERC Generating Unit Availability Data System (GADS) Forced Outage reporting guidelines).

7.3  Performance Assurance: If either Party ("X") has reasonable grounds to believe that the other Party's ("Y") creditworthiness or performance under this Agreement has become unsatisfactory, X may provide Y with written notice requesting Performance Assurance in an amount determined by X in a commercially reasonable manner. Upon receipt of such notice, Y shall have three (3) Business Days to remedy the situation by providing Performance Assurance to X. Failure of Y to provide Performance Assurance, or a guaranty or other credit assurance, acceptable to X within three (3) Business Days after written notice shall constitute an Event of Default under the Agreement. "Performance Assurance" means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to the requesting Party. "Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from the Standard & Poor's Rating Group or A3 from Moody's Investor Services, Inc. "Business Day" means any day except a Saturday, Sunday or a Federal Reserve Bank holiday.

7.4  Grant of Security Interest: To secure its obligations under this Agreement and to the extent either or both Parties deliver Performance Assurance hereunder, each Party (a "Pledgor") hereby grants to the other Party (the "Secured Party") a present and continuing first priority secured interest in, and lien on (and right of recoupment and set-off against), and assignment of, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, such Secured Party, and each Party agrees to take such action as the other Party reasonably requires in order to perfect the Secured Party's first-priority security interest in, and lien on (and right of recoupment and/or setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof.

7.5  Event of Default: An "Event of Default" shall occur:

(a) With respect to Seller, if a Forced Outage continues for a period of one (1) year on one or more units of Seller's Generation Fleet;

(b) With respect to Buyer, if Buyer fails to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within five (5) calendar days after written notice;

(c)  With respect to either Seller or Buyer, if it fails to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default) if such failure is not cured within fifteen (15) calendar days after written notice;

(d) With respect to either Seller or Buyer, if it (i) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed against it, (ii) makes an assignment or general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced), or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets,

(e) With respect to either Seller or Buyer, if it fails to provide Performance Assurance in accordance with Section 7.3 of this Agreement within three (3) Business Days after written notice.

7.6 Termination in Event of Default: If an Event of Default, as defined above, occurs, the Party not in default shall, in addition to any other rights and remedies provided by law, have the right to immediately suspend its performance to the Party in default or to immediately terminate this Agreement.

Article VIII
General Provisions

8.1  Notices: All notices, requests statements or payments shall be made as specified in the Notice and Contact Appendix attached to this Agreement and shall, unless otherwise specified herein, be in writing (unless otherwise provided) and shall be considered duly delivered when received by mail, facsimile, wire, e-mail or overnight courier.

8.2 Indemnity and Limitation of Damages: Each Party (the Indemnifying Party) shall indemnify, save harmless and defend the other Party, including the other Party’s parents, subsidiaries, affiliates and their respective officers, directors, agents and employees, from and against all claims, demands, costs and expenses (including reasonable attorneys’ fees and court costs) in any manner, directly or indirectly, connected with or arising from any loss, damage or injury to any person(s) or property occurring on the Indemnifying Party’s side of the Delivery Point. Neither Party shall be liable to the other, whether in contract, in tort (including negligence, but not including gross negligence) under any warranty or otherwise, for damages for loss of profits or revenue, loss of use of any property, cost of capital, or other similar incidental or consequential damages.

8.3 Regulatory Approvals and Saving Clause: The Parties recognize that the sale and delivery of capacity and energy under this Agreement may be subject to regulation by federal and state agencies having jurisdiction over the Agreement, Buyer, Seller and various aspects of the transmission and delivery of capacity and energy to Buyer. Any provision declared or rendered unlawful by any applicable court of law or such regulatory agency or deemed unlawful because of a statutory or regulatory change shall not otherwise affect the remaining lawful obligations that arise under the Agreement. In the event that any order of a court or regulatory agency with competent jurisdiction, including the Federal Energy Regulatory Commission, results in substantive modification of the Agreement or otherwise affects the Parties’ economic benefits intended under the Agreement, the Parties shall use good faith efforts to reform the Agreement in order to give effect to the original intention and economic bargain of the Parties.

8.4 Resolution of Disputes: If a question or controversy arises among the Parties concerning the observance or performance of any of the terms, provisions or conditions contained herein or the rights or obligations of any of the Parties under this Agreement, such question or controversy shall in the first instance be the subject of a meeting among the Parties to negotiate a resolution of such dispute. Such meeting shall be held within fifteen (15) days of a request by any Party. If within fifteen (15) days after that meeting, the Parties have not negotiated a resolution or mutually extended the period of negotiation, any Party may seek resolution of the question or controversy by arbitration in accordance with arbitration procedures established from time to time by the American Arbitration Association (“AAA”). Any decision and award of the majority of arbitrators shall be binding upon all Parties to the arbitration. The arbitrators shall not award any indirect, special, incidental or consequential damages against a Party; but may award reasonable attorney fees and related legal expenses to the prevailing Party. Judgment upon the award rendered may be entered in any court of competent jurisdiction. Such judgment shall be consistent with the terms and conditions, and the spirit of this Agreement.

8.5 Assignment: This Agreement shall inure to the benefit of and be binding upon each Party’s successors and permitted assigns. No Party shall assign this Agreement or their related contractual rights without the prior written consent of the other Party, which prior written consent shall not be unreasonably withheld or delayed; provided, however, any Party may, with ten (10) days written notice to the other Party, and without written consent of the other Party, assign or transfer this Agreement to (i) its affiliate or subsidiary; or (ii) a successor to all or substantially all the properties and assets of such Party; provided that the assignee is at least as creditworthy as the assigning Party. No assignment of this Agreement shall release or discharge Buyer or Seller from their future obligations hereunder unless all such obligations are assumed by the successor or assignee of Buyer or Seller, as the case may be.

8.6 Jurisdiction: Except as to matters within the jurisdiction of particular regulatory bodies outside the State of Illinois, this Agreement shall be construed under the laws of the State of Illinois.

8.7 No Confidentiality: The Parties acknowledge that this Agreement will be filed with the Securities and Exchange Commission. Thus, its terms and conditions will be placed in the public domain.

8.8 Survivorship of Obligations: The termination of this Agreement shall not discharge any Party from any obligation it owed to any other Party under the Agreement by reason of any delivery, loss, cost, damage, expense or liability which shall occur or arise prior to such termination. It is the intent of the Parties that any such obligation owed (whether the same shall be known or unknown as of the termination of this Agreement) shall survive the termination of this Agreement. The Parties also intend that the indemnification and limitation of liability provisions contained in this Agreement shall remain operative and in full force and effect, regardless of any termination of this Agreement, except with respect to actions or events occurring or arising after such termination is effective.

8.9 Construction of Agreement:  This Agreement shall not be modified except in writing by amendment executed by all Parties. This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this Agreement). Waiver by a Party of any default by another Party shall not be construed as a waiver of any other default. The Article and Section headings in this Agreement have been inserted as a matter of convenience and reference only, and are not a part of this Agreement.

8.10 Buyer and Seller each acknowledge that it is a "forward contract merchant" and that this Agreement constitutes a "forward contract" within the meaning of the United States Bankruptcy Code.

IN WITNESS WHEREOF, that this Power Supply Agreement between Ameren Energy Marketing Company and AmerenEnergy Resources Generating Company may be executed in any number of counterparts, all of which shall constitute but one and the same document, the Parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written:

Ameren Energy Marketing Company

By     /s/Andrew M. Serri
  Andrew M. Serri

Title  President

AmerenEnergy Resources Generating Company

By     /s/ Jerry L. Simpson
  Jerry L. Simpson

Title  Vice President

POWER SUPPLY AGREEMENT
BETWEEN AMEREN ENERGY MARKETING COMPANY
AND
AMERENENERGY RESOURCES GENERATING COMPANY

NOTICE AND CONTACT APPENDIX

AMEREN ENERGY MARKETING	AMERENENERGY RESOURCES GENERATING COMPANY

All Notices:	All Notices

Street: 1901 Chouteau Avenue	Street: 1901 Chouteau Avenue
M/C AME-950	M/C AME-950
City/State/Zip: St. Louis, MO 63103	City/State/Zip: St. Louis, MO 63103

Contract Administration	Contract Administration
Attn: Daphyne Bradley	Attn: Daphyne Bradley
Phone: (314) 613-9413	Phone: (314) 613-9413
Facsimile: (314) 613-9015	Facsimile: (314) 613-9015
Email: dbradley@ameren.com	Email: dbradley@ameren.com

Invoices	Invoices
Attn: Greg Weiss	Attn: Greg Weiss
Phone: (314) 613-9477	Phone: (314) 613-9477
Facsimile: (314) 613-9015	Facsimile: (314) 613-9015
Email: gweiss2@ameren.com	Email: gweiss2@ameren.com

Scheduling	Scheduling
Attn: Jinna Hopson	Attn: Jinna Hopson
Phone: (314) 613-9043	Phone: (314) 613-9043
Facsimile: (314) 206-1682	Facsimile: (314) 206-1682
Email: jhopson@ameren.com	Email: jhopson@ameren.com

Credit	Credit
Attn: Director of Credit	Attn: Director of Credit
Phone: (314) 613-9139	Phone: (314) 613-9139
Facsimile: (314) 613-9006	Facsimile: (314) 613-9006
Email: tmoloney@ameren.com	Email: tmoloney@ameren.com

Attachment A

Capacity Charge Calculation

I.	Definitions

When used in this Attachment A, the following capitalized terms shall have the meanings ascribed to them below.

Administrative and General Expenses means those Generating Resource Expenses chargeable to Accounts 920 through 935 as defined in the Uniform System of Accounts.

Depreciation means Generating Resource Expenses properly chargeable to Accounts 403, 404, 405 and 406 as defined in the Uniform System of Accounts.

Generating Resources shall means those generating assets owned and operated by Seller from which Seller provides capacity and energy to Buyer under the terms and conditions of this Agreement.

Generating Resource Expense shall mean all charges properly recorded in accounts herein per Generally Accepted Accounting Principles (“GAAP”) and the Uniform System of Accounts (“Charges”) that are incurred by Seller to own, operate and maintain its Generating Resources. The Parties understand and agree that Seller shall have charges that are directly attributable to such Generating Resources and other Charges that are necessary to support the ownership, maintenance and operation of such Generating Resources but cannot be directly or specifically assigned to such Generating Resources (hereinafter “Non-Direct Charges”) (e.g., administrative and general expenses) and are therefore, for purposes of this Agreement, also considered Generating Resource Expenses.

Operations and Maintenance Expenses means those Generating Resource Expenses chargeable to Accounts 500 through 557 (excluding Accounts 501, 509, 547, and 555) as defined in the Uniform System of Accounts.

Other Taxes means those amounts which are not based upon income, applicable to Generating Resources, and chargeable to Account 408 as defined in the Uniform System of Accounts.

Seller Federal and State Income Taxes means those amounts based upon income applicable to the Seller Generating Resources chargeable to Accounts 408.1, 409.1, 410.1, 411.1, and 411.4 as defined in the Uniform System of Accounts.

Seller Interest Expense means those Generating Resource Expenses chargeable to Accounts 427 through 432 as defined in the Uniform System of Accounts.

II.	Capacity Payment

The Capacity Payment for a given Month shall be calculated as follows:

Capacity Payment = OM + AG + D + IT+ OT + I

Where:

OM = Operations and Maintenance Expenses - those Generating Resource Expenses chargeable to Accounts 500 through 557 (excluding Accounts 501, 509, 547, and 555) as defined in the Uniform System of Accounts.

AG = Administrative and General Expenses - those Generating Resource Expenses chargeable to Accounts 920 through 935 as defined in the Uniform System of Accounts.

D = Depreciation consists of Generating Resource Expenses properly chargeable to Accounts 403, 404, 405 and 406 as defined in the Uniform System of Accounts.

IT = Seller Federal and State Income Taxes.

OT = Other Taxes - those amounts which are not based upon income, applicable to Generating Resources, and chargeable to Account 408 as defined in the Uniform System of Accounts.

I = Seller Interest Expense - those Generating Resource Expenses chargeable to Accounts 427 through 432 as defined in the Uniform System of Accounts.